NEWS RELEASE
FOR IMMEDIATE RELEASE
November 1, 2023

Entergy reports third quarter earnings
Company narrows guidance range and extends financial outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported third quarter 2023 earnings per share of $3.14 on an as-reported basis, and $3.27 on an adjusted (non-GAAP) basis.
“The commitment and effort given by our employees were exceptional, and our plants and grid all performed well to deliver reliable service to our customers during this summer’s extreme heat,” said Drew Marsh, Entergy Chairman and Chief Executive Officer. “The quarter’s results keep us firmly on track to achieve our commitments, and we made important regulatory progress including settlements that reduce risk and uncertainty going forward.”

Business highlights included the following:
•Entergy narrowed its 2023 adjusted EPS guidance range to $6.65 to $6.85.
•SERI reached a settlement in principle with the APSC to resolve all of the APSC’s complaints against SERI; the settlement is subject to FERC approval.
•Entergy announced agreement to sell its gas distribution business for approximately $484 million.
•E-LA and Lotte Chemical USA Corporation signed a memorandum of understanding aimed at meeting Lotte’s sustainability goals.
•The CCNO approved E-NO’s request to extend its FRP through the 2026 filing year.
•FERC issued its order on rehearing for the sale leaseback renewal and uncertain tax positions case.
•The PUCT approved E-TX’s base rate case settlement.
•E-AR committed to resolve recovery of costs associated with the March 2013 ANO stator incident.
•E-LA filed a proposal which includes modifying extending its current FRP for three years.
•Entergy’s Board of Directors declared a quarterly dividend of $1.13 per share, a six percent increase.
•Entergy was named as one of the nation’s top utilities in economic development by Site Selection magazine for the 16th consecutive year.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 11 14 15 16 18 20

Entergy reports third quarter earnings
November 1, 2023

Consolidated earnings (GAAP and non-GAAP measures)
Third quarter and year-to-date 2023 vs. 2022 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Third quarter			Year-to-date
	2023	2022	Change	2023	2022	Change
(After-tax, $ in millions)
As-reported earnings	667	561	106	1,369	997	372
Less adjustments	(27)	(19)	(8)	42	(216)	258
Adjusted earnings (non-GAAP)	694	580	114	1,327	1,213	114
Estimated weather impact	135	21	115	103	86	17

(After-tax, per share in $)
As-reported earnings	3.14	2.74	0.40	6.45	4.88	1.57
Less adjustments	(0.13)	(0.10)	(0.03)	0.20	(1.06)	1.26
Adjusted earnings (non-GAAP)	3.27	2.84	0.43	6.25	5.94	0.32
Estimated weather impact	0.64	0.10	0.54	0.48	0.42	0.06

Calculations may differ due to rounding
Consolidated results
For third quarter 2023, the company reported earnings of $667 million, or $3.14 per share, on an as-reported basis and earnings of $694 million, or $3.27 per share, on an adjusted basis. This compared to third quarter 2022 earnings of $561 million, or $2.74 per share, on an as-reported basis and earnings of $580 million, or $2.84 per share, on an adjusted basis.
Summary discussions by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of variances by business is provided in Appendix B.
Business segment results
Utility
For third quarter 2023, the Utility business reported earnings attributable to Entergy Corporation of $752 million, or $3.54 per share, on an as-reported basis and $810 million, or $3.82 per share, on an adjusted basis. This compared to third quarter 2022 earnings of $672 million, or $3.29 per share, on both an as-reported and adjusted basis.
Drivers for the increase in quarterly earnings included:
•the effects of weather on retail volume,
•the net effect of regulatory actions across the operating companies,
•lower other O&M, and
•higher other income (deductions) from affiliate preferred investments (offset at P&O and largely earnings neutral at the consolidated level).

The drivers were partially offset by an Entergy Arkansas write-off in third quarter 2023 totaling $(78 million) ($(59 million) after tax), including $(69 million) for replacement power costs included in deferred fuel and $(10 million) for undepreciated property, plant, and equipment. The write-off was recorded to reflect Entergy Arkansas’ offer to forgo its opportunity to seek recovery of costs resulting from the March 2013 ANO stator incident. The write-off was considered an adjustment and excluded from adjusted earnings.

Depreciation expense on new assets and higher interest expense also provided partial offsets.

On a per share basis, third quarter 2023 results reflected higher diluted average number of common shares outstanding.
Appendix C contains additional details on Utility operating and financial measures.

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Entergy reports third quarter earnings
November 1, 2023

Parent & Other
For third quarter 2023, Parent & Other reported a loss attributable to Entergy Corporation of $(85 million), or (40) cents per share, on an as-reported basis and a loss of $(117 million), or (55) cents per share, on an adjusted basis. This compared to third quarter 2022 loss of $(112 million), or (55) cents per share, on an as-reported basis and a loss of $(92 million), or (45) cents per share, on an adjusted basis.

In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other. For comparability, EWC’s 2022 results are also included in Parent & Other.

In third quarter 2022, EWC reported a loss of $(19 million), or (10) cents per share, on an as-reported basis, largely driven by the accrual of an uncertain tax position as a result of a state tax audit.

Other drivers for the quarterly Parent & Other variance included:
•the effects of the third quarter 2023 DOE spent fuel litigation settlement on asset write-offs and impairments (considered an adjustment and excluded from adjusted earnings),
•higher dividends on intercompany preferred investments (offset at Utility and largely earnings neutral for consolidated results),
•higher interest expense, and
•higher non-service pension income.

On a per share basis, third quarter 2023 results reflected higher diluted average number of common shares outstanding.

Earnings per share guidance
Entergy narrowed its 2023 adjusted EPS guidance to a range of $6.65 to $6.85. See webcast presentation for additional details.
The company has provided 2023 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include the exclusion of regulatory charges related to outstanding regulatory complaints and significant income tax items.

Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Wednesday, November 1, 2023, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through November 8, 2023, by dialing 800-770-2030, conference ID 9024832.
Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi, and Texas. We’re investing in the reliability and resilience of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in our communities for more than 100 years, Entergy is a nationally recognized leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million in economic benefits each year to local communities through philanthropy, volunteerism, and advocacy. Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.

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Entergy reports third quarter earnings
November 1, 2023

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investors.
Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; and FFO to debt, excluding securitization debt, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, ROE is included on both an adjusted and an as-reported basis. Metrics defined as “adjusted” exclude the effect of adjustments as defined above.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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Entergy reports third quarter earnings
November 1, 2023

Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2023 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.
###

Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 281-297-5436 wabler@entergy.com

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Third quarter 2023 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Third quarter and year-to-date 2023 vs. 2022 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Third quarter			Year-to-date
	2023	2022	Change	2023	2022	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	752	672	79	1,663	1,166	498
Parent & Other
2022 EWC	-	(19)	19	-	75	(75)
All other	(85)	(92)	8	(294)	(244)	(50)
Total Parent & Other	(85)	(112)	27	(294)	(169)	(125)
Consolidated	667	561	106	1,369	997	372

Less adjustments
Utility	(59)	-	(59)	10	(291)	301
Parent & Other
2022 EWC	-	(19)	19	-	75	(75)
All other	32	-	32	32	-	32
Total Parent & Other	32	(19)	51	32	75	(43)
Consolidated	(27)	(19)	(8)	42	(216)	258

Adjusted earnings (loss) (non-GAAP)
Utility	810	672	138	1,653	1,457	196
Parent & Other
2022 EWC	-	-	-	-	-	-
All other	(117)	(92)	(24)	(326)	(244)	(82)
Total Parent & Other	(117)	(92)	(24)	(326)	(244)	(82)
Consolidated	694	580	114	1,327	1,213	114
Estimated weather impact	135	21	115	103	86	17

Diluted average number of common shares outstanding (in millions)	212	205	8	212	204	8

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	3.54	3.29	0.25	7.84	5.70	2.13
Parent & Other
2022 EWC	-	(0.10)	0.10	-	0.37	(0.37)
All other	(0.40)	(0.45)	0.05	(1.39)	(1.19)	(0.19)
Total Parent & Other	(0.40)	(0.55)	0.15	(1.39)	(0.83)	(0.56)
Consolidated	3.14	2.74	0.40	6.45	4.88	1.57

Less adjustments
Utility	(0.28)	-	(0.28)	0.05	(1.43)	1.47
Parent & Other
2022 EWC	-	(0.10)	0.10	-	0.37	(0.37)
All other	0.15	-	0.15	0.15	-	0.15
Total Parent & Other	0.15	(0.10)	0.25	0.15	0.37	(0.22)
Consolidated	(0.13)	(0.10)	(0.03)	0.20	(1.06)	1.26

Adjusted earnings (loss) (non-GAAP)
Utility	3.82	3.29	0.53	7.79	7.13	0.66
Parent & Other
2022 EWC	-	-	-	-	-	-
All other	(0.55)	(0.45)	(0.10)	(1.54)	(1.19)	(0.34)
Total Parent & Other	(0.55)	(0.45)	(0.10)	(1.54)	(1.19)	(0.34)
Consolidated	3.27	2.84	0.43	6.25	5.94	0.32
Estimated weather impact	0.64	0.10	0.54	0.48	0.42	0.06

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Third quarter and year-to-date 2023 vs. 2022
	Third quarter			Year-to-date
	2023	2022	Change	2023	2022	Change

(Pre-tax except for income taxes and totals; $ in millions)
Utility
E-AR write-off of assets related to the ANO stator incident	(78)	-	(78)	(78)	-	(78)
E-LA and E-TX true-up for carrying costs on storm expenditures	-	-	-	31	41	(10)
E-LA contribution to the LURC related to securitization	-	-	-	(15)	(32)	17
E-LA customer-sharing of securitization benefit	-	-	-	(103)	(224)	121
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	-	-	-	(551)	551
Income tax effect on Utility adjustments above	20	-	20	47	192	(145)
E-LA income tax benefit resulting from securitization	-	-	-	129	283	(154)
Total Utility	(59)	-	(59)	10	(291)	301

Parent & Other
2022 EWC
Income before income taxes	-	-	-	-	123	(123)
Income taxes	-	(18)	18	-	(46)	46
Preferred dividend requirement	-	(1)	1	-	(2)	2
Total 2022 EWC	-	(19)	19	-	75	(75)
All Other
DOE spent nuclear fuel litigation settlement – IPEC	40	-	40	40	-	40
Income tax effect on adjustments above	(9)	-	(9)	(9)	-	(9)
Total Parent & Other	32	(19)	51	32	75	(43)

Total adjustments	(27)	(19)	(8)	42	(216)	258

(After-tax, per share in $) (b)
Utility
E-AR write-off of assets related to the ANO stator incident	(0.28)	-	(0.28)	(0.28)	-	(0.28)
E-LA and E-TX true-up for carrying costs on storm expenditures	-	-	-	0.14	0.17	(0.03)
E-LA contribution to the LURC related to securitization	-	-	-	(0.07)	(0.15)	0.09
E-LA customer-sharing of securitization benefit	-	-	-	(0.36)	(0.81)	0.45
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	-	-	-	(2.02)	2.02
E-LA income tax benefit resulting from securitization	-	-	-	0.61	1.38	(0.77)
Total Utility	(0.28)	-	(0.28)	0.05	(1.43)	1.48

Parent & Other
Total 2022 EWC	-	(0.10)	0.10	-	0.37	(0.37)
DOE spent nuclear fuel litigation settlement – IPEC	0.15	-	0.15	0.15	-	0.15
Total Parent & Other	0.15	(0.10)	0.25	0.15	0.37	(0.22)

Total adjustments	(0.13)	(0.10)	(0.03)	0.20	(1.06)	1.26

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/(negative) impact on earnings)
Third quarter and year-to-date 2023 vs. 2022
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Third quarter			Year-to-date
	2023	2022	Change	2023	2022	Change
Utility
Operating revenues	-	-	-	31	46	(16)
Asset write-offs and impairments	(78)	-	(78)	(78)	-	(78)
Other regulatory charges (credits)–net	-	-	-	(103)	(775)	672
Other income (deductions)	-	-	-	(15)	(37)	22
Income taxes	20	-	20	176	474	(299)
Total Utility	(59)	-	(59)	10	(291)	301

Parent & Other
2022 EWC
Operating revenues	-	62	(62)	-	301	(301)
Fuel and fuel-related expenses	-	(30)	30	-	(81)	81
Purchased power	-	(24)	24	-	(64)	64
Nuclear refueling outage expenses	-	-	-	-	(18)	18
Other O&M	-	(10)	10	-	(94)	94
Asset write-offs and impairments	-	-	-	-	163	(163)
Decommissioning	-	-	-	-	(28)	28
Taxes other than income taxes	-	(1)	1	-	(13)	13
Depreciation and amortization	-	(1)	1	-	(13)	13
Other income (deductions)	-	6	(6)	-	(26)	26
Interest expense	-	(2)	2	-	(5)	5
Income taxes	-	(18)	18	-	(46)	46
Preferred dividend requirements	-	(1)	1	-	(2)	2
Total 2022 EWC	-	(19)	19	-	75	(75)
All Other
Asset write-offs and impairments	40	-	40	40	-	40
Income taxes	(9)	-	(9)	(9)	-	(9)

Total Parent & Other	32	(19)	51	32	75	(43)

Total adjustments	(27)	(19)	(8)	42	(216)	258

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Third quarter and year-to-date 2023 vs. 2022
($ in millions)
	Third quarter			Year-to-date
	2023	2022	Change	2023	2022	Change
Utility	1,387	1,086	301	3,301	1,942	1,360
Parent & Other
2022 EWC	-	(56)	56	-	22	(22)
All other	18	(36)	54	(70)	(155)	84
Total Parent & Other	18	(93)	111	(70)	(132)	62
Consolidated	1,405	993	412	3,231	1,809	1,422

Calculations may differ due to rounding

OCF increased for the quarter due primarily to lower Utility fuel and purchased power payments, lower other O&M spending, and 2022 EWC severance and retention payments; the increases were partially offset by Utility customer receipts (primarily higher fuel revenue) and higher pension contributions.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2023 versus 2022 as-reported and adjusted earnings per share variances for Utility and Parent & Other.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Third quarter 2023 vs. 2022
(After-tax, per share in $)
				Parent & Other
	Utility			2022 EWC (f)	All other			Consolidated
	As- reported	Adjusted		As- reported	As- reported	Adjusted		As- reported	Adjusted
2022 earnings (loss)	3.29	3.29		(0.10)	(0.45)	(0.45)		2.74	2.84
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)–net	0.57	0.57	(g)	(0.03)	0.02	0.02		0.56	0.59
Other O&M	0.12	0.12	(h)	0.04	-	-		0.15	0.11
Asset write-offs and impairments	(0.29)	-	(i)	-	0.16	-	(j)	(0.13)	-
Decommissioning expense	(0.01)	(0.01)		-	-	-		(0.01)	(0.01)
Taxes other than income taxes	(0.03)	(0.03)		-	-	-		(0.03)	(0.03)
Depreciation/amortization exp.	0.05	0.05	(k)	0.01	-	-		0.05	0.04
Other income (deductions)	0.08	0.08	(l)	(0.02)	(0.06)	(0.06)	(m)	(0.01)	0.02
Interest expense	(0.07)	(0.07)	(n)	0.01	(0.05)	(0.05)	(o)	(0.10)	(0.11)
Income taxes–other	(0.03)	(0.03)		0.09	(0.02)	(0.02)		0.04	(0.05)
Share effect	(0.13)	(0.14)	(p)	-	0.01	0.02		(0.12)	(0.12)
2023 earnings (loss)	3.54	3.82		-	(0.40)	(0.55)		3.14	3.27

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Year-to-date 2023 vs. 2022
(After-tax, per share in $)
				Parent & Other
	Utility			2022 EWC (f)	All other			Consolidated
	As- reported	Adjusted		As- reported	As- reported	Adjusted		As- reported	Adjusted
2022 earnings (loss)	5.70	7.13		0.37	(1.19)	(1.19)		4.88	5.94
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; other purchased power; and regulatory charges (credits)–net	3.15	0.75	(g)	(0.60)	0.04	0.04		2.59	0.79
Nuclear refueling outage expense	(0.04)	(0.04)		0.07	-	-		0.04	(0.04)
Other O&M	0.45	0.45	(h)	0.36	(0.04)	(0.04)		0.77	0.41
Asset write-offs and impairments	(0.29)	-	(i)	(0.63)	0.16	-	(j)	(0.76)	-
Decommissioning expense	(0.03)	(0.03)		0.11	-	-		0.08	(0.03)
Taxes other than income taxes	(0.13)	(0.13)	(q)	0.05	(0.01)	(0.01)		(0.09)	(0.14)
Depreciation/amortization exp.	(0.13)	(0.13)	(k)	0.05	(0.02)	(0.02)		(0.09)	(0.14)
Other income (deductions)	0.50	0.39	(l)	0.10	(0.25)	(0.25)	(m)	0.35	0.14
Interest expense	(0.20)	(0.20)	(n)	0.02	(0.10)	(0.10)	(o)	(0.28)	(0.30)
Income taxes–other	(0.86)	(0.10)	(r)	0.10	(0.02)	(0.02)		(0.78)	(0.12)
Preferred dividend requirements and noncontrolling interest	-	-		0.01	(0.01)	(0.01)		-	(0.01)
Share effect	(0.30)	(0.30)	(p)	-	0.05	0.06	(p)	(0.25)	(0.24)
2023 earnings (loss)	7.84	7.79		-	(1.39)	(1.54)		6.45	6.25

Calculations may differ due to rounding

(c)Utility operating revenue and Utility income taxes-other exclude the following for the amortization of unprotected excess ADIT affecting customers’ bills (net effect is neutral to earnings) ($ in millions):

	3Q23	3Q22	YTD23	YTD22
Utility operating revenue	5	(16)	8	(50)
Utility income taxes-other	(5)	16	(8)	50
(d)Utility regulatory charges (credits) and Utility preferred dividend requirements and noncontrolling interest exclude the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) ($ millions):

	3Q23	3Q22	YTD23	YTD22
Utility regulatory charges (credits)	3	10	10	12
Utility preferred dividend requirements and noncontrolling interest	(3)	(10)	(10)	(12)
(e)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes–other represents income tax differences other than the tax effect of individual line items. Share effect captures the impact from the change in diluted average number of common shares outstanding.
(f)In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other "All other." EWC 2022 results were largely attributable to Palisades nuclear plant, which was shut down and sold in second quarter 2022. Financial results in 2022 included revenue and operating expenses from Palisades until the plant was shut down in May 2022, and decommissioning expense and earnings on the decommissioning trust until the plant was sold in June 2022. Second quarter 2022 results also included a gain of $166 million ($130 million after tax) as a result of the sale of Palisades. Third quarter 2022 results included the accrual of an uncertain tax position as a result of a state tax audit.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)-net variance analysis 2023 vs. 2022 ($ EPS)
	3Q	YTD
Electric volume / weather	0.52	0.08
Retail electric price	0.28	0.94
3Q23 E-TX adjustments to regulatory provisions	0.11	0.11
3Q23 E-TX base rate case relate-back	(0.03)	(0.03)
3Q23 SERI depreciation rate settlement	(0.15)	(0.15)
3Q22 reg. credit for E-MS 2021 FRP lookback in excess of previous provision	(0.05)	(0.05)
3Q22 reg. credit for E-MS 2022 FRP rate change retroactive to 4/1/2022	(0.03)	(0.03)
2Q22 increase in provision for potential refunds in SERI complaints	-	2.02
2Q22 provision for customer sharing of securitization benefits	-	0.81
2Q22 reg. provisions for true-up of E-LA and E-TX equity carrying costs on 2020 storms	-	(0.26)
2022 reg. provisions for true-up of E-LA and E-TX cost of debt from 2020 storms	-	(0.07)
1Q23 provision for customer sharing of securitization benefits	-	(0.37)
1Q23 E-LA true-up of carrying charges on storm costs	-	0.15
Reg. provisions for decommissioning items	0.03	(0.02)
Grand Gulf recovery	(0.08)	(0.07)
Other	(0.03)	0.09
Total	0.57	3.15

(g)The third quarter and year-to-date increases included the effects of weather on retail volume. Variances also reflect regulatory actions including E-AR’s FRP, E-LA’s FRP (including riders), E-MS’s FRP, E-NO’s FRP, and E-TX’s base rate increase. In third quarter 2022, E-MS recorded regulatory credits for the true up of the 2021 FRP lookback as well as the retroactive portion of its FRP rate change. In third quarter 2023, E-TX recorded adjustments to existing regulatory provisions and a new regulatory provision for the relate-back portion of its base rate case. In third quarter 2023, SERI recorded a regulatory provision to refund excess depreciation collected from customers as a result of FERC approving lower depreciation rates retroactive to March 2022 (largely offset by a retroactive reduction in depreciation expense). The variances also reflected a change in regulatory provisions for decommissioning items (the difference between expense and trust earnings plus costs collected in revenue, largely earnings neutral). The year-to-date variance included several second quarter 2022 items: SERI recorded a $551 million ($413 million after-tax) regulatory charge to reflect the effects of a partial settlement agreement and offer of settlement related to pending proceedings before the FERC (this item was considered an adjustment and excluded from adjusted earnings); a regulatory provision for the true-up of E-LA and E-TX cost of debt from 2020 storms was recorded, as well as $59 million in revenues ($54 million after-tax) for the equity component of carrying charges on those storm costs ($46 million ($42 million after tax) associated with prior years was considered an adjustment and excluded from adjusted earnings); and E-LA recorded a $224 million ($165 million after-tax) regulatory provision for sharing the benefits of E-LA’s securitization with customers (considered an adjustment and excluded from adjusted earnings). The year-to-date variance also reflected items resulting from securitization approvals: in the first quarter 2023, E-LA recorded a regulatory provision for $103 million ($76 million after tax) for sharing the benefits of E-LA’s securitization with customers and $31 million for the true-up of carrying charges on storm costs (both were considered adjustments and excluded from adjusted earnings).
(h)The third quarter and year-to-date earnings increases from lower Utility other O&M included lower nuclear generation expenses primarily due to a lower scope of work, and lower MISO costs as a result of MISO changing its ancillary generator services market structure (largely offset by lower ancillary generator revenues). The increases also reflected lower compensation and benefits costs including lower pension and other postretirement benefits service costs and healthcare claims. The year-to-date increase also reflected higher prescription drug rebates in 2023, lower non-nuclear generation expenses primarily due to a lower scope of work, the recognition of a DOE award for spent fuel litigation, and a gain on sale of an asset, partially offset by lower nuclear insurance refunds.
(i)The third quarter and year-to-date as-reported earnings decreases from higher asset write-offs and impairments were due to a third quarter 2023 E-AR write-off totaling $78 million ($59 million after tax) for a $69 million regulatory asset for deferred fuel and a $10 million undepreciated balance in capital costs, which resulted from the ANO stator incident in 2013 (considered an adjustment and excluded from adjusted earnings).
(j)The third quarter and year-to-date as-reported earnings increases from Parent & Other asset write-offs and impairments were due to recording a spent fuel litigation settlement related to IPEC in third quarter 2023 (considered an adjustment and excluded from adjusted earnings).
(k)The third quarter earnings increase from lower Utility depreciation/amortization expense was due to a reduction in depreciation expense resulting from FERC approval of lower depreciation rates at SERI retroactive to March 2022 (largely offset by a regulatory provision to refund the excess depreciation collected from customers). The increase was partially offset by higher plant in service and updated depreciation rates for E-TX. The year-to-date earnings decrease reflected the same drivers.
(l)The third quarter and year-to-date earnings increases from higher Utility other income (deductions) were due to higher intercompany dividend income from affiliated preferred membership interests related to storm cost securitizations (largely offset in P&O). The increases were partially offset by lower carrying costs on deferred fuel balances, an increase in non-service pension settlement costs, and lower donations. The third quarter increase was partially offset by changes in nuclear decommissioning trust returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral). The year-to-date earnings increase also reflected an increase in allowance for equity funds used during construction due to higher construction work in progress in 2023, partially offset by lower storm restoration carrying costs. Additionally, a $32 million charge recorded in second quarter 2022 to account for LURC’s 1% beneficial interest in the trust established as part of E-LA’s 2022 securitization as compared to a $15 million dollar charge recorded in first quarter 2023 to account for LURC’s 1% beneficial interest in the trust established as part of E-LA’s 2023 securitization (both items were considered an adjustment and excluded from adjusted earnings) contributed to the increase.
(m)The third quarter and year-to-date earnings decreases from lower Parent & Other other income (deductions) were due to changes in the new intercompany investment in preferred stock resulting from E-LA’s securitizations (largely offset in Utility), partially offset by higher non-service pension income.
(n)The third quarter and year-to-date earnings decreases from higher Utility interest expense were due primarily to higher debt balances as well as a higher weighted-average interest rate.
(o)The third quarter and year-to-date earnings decreases from higher Parent & Other interest expense were due primarily to higher interest rates on commercial paper. The year-to-date decrease was partially offset by lower long-term debt balances.
(p)The third quarter and year-to-date earnings per share impacts from share effect were due to settlement of equity forward sales in November 2022 under the company’s ATM program.
(q)The year-to-date earnings decrease from higher Utility taxes other than income taxes was due to higher ad valorem and franchise taxes.
(r)The year-to-date earnings decrease from Utility income taxes-other was due largely to a second quarter 2022 $283 million income tax benefit related to securitization financing (this item was considered an adjustment and excluded from adjusted earnings). Other miscellaneous income tax items also contributed to the year-to-date decrease, partially offset by a $129 million income tax benefit recorded in first quarter 2023 related to storm cost securitization financing (this item was considered an adjustment and excluded from adjusted earnings).

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Third quarter and year-to-date 2023 vs. 2022
	Third quarter				Year-to-date
	2023	2022	% Change	% Weather adjusted (s)	2023	2022	% Change	% Weather adjusted (s)
GWh sold
Residential	12,661	11,272	12.3	(1.1)	28,963	29,218	(0.9)	(0.1)
Commercial	8,648	8,223	5.2	(1.1)	21,865	21,697	0.8	(1.0)
Governmental	700	702	(0.3)	(3.2)	1,887	1,928	(2.1)	(3.2)
Industrial	13,781	13,926	(1.0)	(1.0)	39,823	39,903	(0.2)	(0.2)
Total retail sales	35,790	34,123	4.9	(1.1)	92,538	92,746	(0.2)	(0.4)
Wholesale	3,916	4,809	(18.6)		11,589	12,371	(6.3)
Total sales	39,706	38,932	2.0		104,127	105,117	(0.9)

Number of electric retail customers
Residential					2,581,652	2,561,441	0.8
Commercial					370,966	366,351	1.3
Governmental					18,008	18,055	(0.3)
Industrial					50,380	50,721	(0.7)
Total retail customers					3,021,006	2,996,568	0.8

Other O&M and nuclear refueling outage exp. per MWh	$19.70	$20.95	(6.0)		$20.34	$21.23	(4.2)

Calculations may differ due to rounding
(s)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, excluding the effects of weather, retail sales decreased (1.1) percent. Residential and commercial sales were each (1.1) percent lower. Industrial sales decreased (1.0) percent due largely to lower sales to cogen customers and lower sales to existing large industrial customers primarily in the petrochemicals, pulp and paper, and agricultural chemicals industries; the decreases were partially offset by higher sales to new and expansion customers mainly in the primary metals, industrial gases, and petrochemicals industries and higher sales to small industrial customers.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
Third quarter 2023 vs. 2022 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending September 30	2023	2022	Change
GAAP measure
As-reported ROE	11.4%	10.8%	0.6%

Non-GAAP financial measure
Adjusted ROE	11.1%	11.7%	(0.6)%

As of September 30 ($ in millions, except where noted)	2023	2022	Change
GAAP measures
Cash and cash equivalents	1,520	1,003	517
Available revolver capacity	4,346	4,191	154
Commercial paper	1,351	1,386	(35)
Total debt	27,619	27,677	(58)
Securitization debt	278	311	(33)
Debt to capital	66.3%	69.0%	(2.7)%

Storm escrows	416	325	91

Non-GAAP financial measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	66.1%	68.8%	(2.7)%
Net debt to net capital, excluding securitization debt	64.8%	68.0%	(3.2)%
Gross liquidity	5,865	5,195	670
Net liquidity	4,514	3,809	705
Net liquidity, including storm escrows	4,930	4,133	797
Parent debt to total debt, excluding securitization debt	19.6%	20.3%	(0.7)%
FFO to debt, excluding securitization debt	12.4%	12.2%	0.2%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper

Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corp. divided by avg. common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In 2022, the results of the EWC segment were considered an adjustment in light of the company’s exit from the merchant nuclear power business.
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ADIT	Accumulated deferred income taxes	HLBV	Hypothetical liquidation at book value
AFUDC	Allowance for funds used during construction	IPEC	Indian Point Energy Center (nuclear) (sold 5/28/21)
AFUDC – borrowed funds	Allowance for borrowed funds used during construction	LNG	Liquified natural gas
AGA	American Gas Association	LPSC	Louisiana Public Service Commission
ALJ	Administrative law judge	LTM	Last twelve months
AMI	Advanced metering infrastructure	LURC	Louisiana Utility Restoration Corporation
ANO	Arkansas Nuclear One (nuclear)	MISO	Midcontinent Independent System Operator, Inc.
APSC	Arkansas Public Service Commission	MMBtu	Million British thermal units
ATM	At the market equity issuance program	Moody’s	Moody’s Investor Service
bbl	Barrels	MOU	Memorandum of understanding
Bcf/D	Billion cubic feet per day	MPSC	Mississippi Public Service Commission
bps	Basis points	MTEP	MISO Transmission Expansion Plan
CAGR	Compound annual growth rate	NBP	National Balancing Point
CCGT	Combined cycle gas turbine	NDT	Nuclear decommissioning trust
CCN	Certificate for convenience and necessity	NYSE	New York Stock Exchange
CCNO	Council of the City of New Orleans	O&M	Operations and maintenance
CFO	Cash from operations	OCAPS	Orange County Advanced Power Station
COD	Commercial operation date	OCF	Net cash flow provided by operating activities
DCRF	Distribution cost recovery factor	OpCo	Utility operating company
DOE	U.S. Department of Energy	OPEB	Other post-employment benefits
DTA	Deferred tax asset	Other O&M	Other non-fuel operation and maintenance expense
E-AR	Entergy Arkansas, LLC	P&O	Parent & Other
E-LA	Entergy Louisiana, LLC	Palisades	Palisades Power Plant (nuclear) (shut down May 2022, sold June 2022)
E-MS	Entergy Mississippi, LLC	PMR	Performance Management Rider
E-NO	Entergy New Orleans, LLC	PPA	Power purchase agreement or purchased power agreement
E-TX	Entergy Texas, Inc.	PUCT	Public Utility Commission of Texas
EEI	Edison Electric Institute	RFP	Request for proposals
EPS	Earnings per share	ROE	Return on equity
ESG	Environmental, social, and governance	RSP	Rate Stabilization Plan (E-LA Gas)
ETR	Entergy Corporation	S&P	Standard & Poor’s
EWC	Entergy Wholesale Commodities	SEC	U.S. Securities and Exchange Commission
FERC	Federal Energy Regulatory Commission	SERI	System Energy Resources, Inc.
FFO	Funds from operations	TCRF	Transmission cost recovery factor
FIN 48	FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”	TRAM	Tax reform adjustment mechanism
FRP	Formula rate plan	UPSA	Unit Power Sales Agreement
GAAP	U.S. generally accepted accounting principles	WACC	Weighted-average cost of capital
GCRR	Generation Cost Recovery Rider
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Third quarter
		2023	2022
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,475	1,256
Adjustments	(B)	41	(112)

Adjusted earnings (non-GAAP)	(A-B)	1,434	1,368

Average common equity (average of beginning and ending balances)	(C)	12,894	11,674

As-reported ROE	(A/C)	11.4%	10.8%
Adjusted ROE (non-GAAP)	[(A-B)/C]	11.1%	11.7%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Third quarter
		2023	2022
Total debt	(A)	27,619	27,677
Less securitization debt	(B)	278	311
Total debt, excluding securitization debt	(C)	27,341	27,366
Less cash and cash equivalents	(D)	1,520	1,003
Net debt, excluding securitization debt	(E)	25,821	26,362

Commercial paper	(F)	1,351	1,386

Total capitalization	(G)	41,657	40,091
Less securitization debt	(B)	278	311
Total capitalization, excluding securitization debt	(H)	41,379	39,780
Less cash and cash equivalents	(D)	1,520	1,003
Net capital, excluding securitization debt	(I)	39,859	38,776

Debt to capital	(A/G)	66.3%	69.0%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	66.1%	68.8%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	64.8%	68.0%

Available revolver capacity	(J)	4,346	4,191

Storm escrows	(K)	416	325

Gross liquidity (non-GAAP)	(D+J)	5,865	5,195
Net liquidity (non-GAAP)	(D+J-F)	4,514	3,809
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	4,930	4,133

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,050	4,050
Revolver draw	(M)	-	150
Unamortized debt issuance costs and discounts	(N)	(39)	(44)
Total parent debt	(F+L+M+N)	5,363	5,542
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	19.6%	20.3%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt
($ in millions except where noted)		Third quarter
		2023	2022
Total debt	(A)	27,619	27,677
Less securitization debt	(B)	278	311
Total debt, excluding securitization debt	(C)	27,341	27,366

Net cash flow provided by operating activities, LTM	(D)	4,007	2,099

AFUDC – borrowed funds, LTM	(E)	(39)	(28)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(6)	(208)
Fuel inventory		(47)	(9)
Accounts payable		(346)	(153)
Taxes accrued		23	49
Interest accrued		32	(2)
Deferred fuel costs		1,048	(931)
Other working capital accounts		(170)	(84)
Securitization regulatory charges, LTM		32	67
Total	(F)	566	(1,271)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	3,402	3,342

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	12.4%	12.2%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
September 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$97,710	$7,578	$105,288
Temporary cash investments	1,354,781	59,705	1,414,486
Total cash and cash equivalents	1,452,491	67,283	1,519,774
Accounts receivable:
Customer	986,010	—	986,010
Allowance for doubtful accounts	(27,813)	—	(27,813)
Associated companies	4,603	(4,603)	—
Other	174,449	28,702	203,151
Accrued unbilled revenues	551,392	—	551,392
Total accounts receivable	1,688,641	24,099	1,712,740
Deferred fuel costs	188,885	—	188,885
Fuel inventory - at average cost	176,935	5,298	182,233
Materials and supplies - at average cost	1,357,841	4,257	1,362,098
Deferred nuclear refueling outage costs	125,101	—	125,101
Prepayments and other	453,638	(214,810)	238,828
TOTAL	5,443,532	(113,873)	5,329,659

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,509,541	(4,509,541)	—
Decommissioning trust funds	4,417,704	—	4,417,704
Non-utility property - at cost (less accumulated depreciation)	411,526	8,405	419,931
Storm reserve escrow account	416,274	—	416,274
Other	34,653	30,960	65,613
TOTAL	9,789,698	(4,470,176)	5,319,522

PROPERTY, PLANT, AND EQUIPMENT

Electric	65,742,550	211,596	65,954,146
Natural gas	712,374	—	712,374
Construction work in progress	2,295,125	1,140	2,296,265
Nuclear fuel	606,600	—	606,600
TOTAL PROPERTY, PLANT, AND EQUIPMENT	69,356,649	212,736	69,569,385
Less - accumulated depreciation and amortization	26,120,043	154,260	26,274,303
PROPERTY, PLANT, AND EQUIPMENT - NET	43,236,606	58,476	43,295,082

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,690,179	—	5,690,179
Deferred fuel costs	172,202	—	172,202
Goodwill	374,099	3,073	377,172
Accumulated deferred income taxes	47,956	2,939	50,895
Other	170,381	147,055	317,436
TOTAL	6,454,817	153,067	6,607,884

TOTAL ASSETS	$64,924,653	$(4,372,506)	$60,552,147

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
September 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,385,057	$139,000	$1,524,057
Notes payable and commercial paper:
Other	—	1,351,105	1,351,105
Account payable:
Associated companies	27,566	(27,566)	—
Other	1,328,065	8,042	1,336,107
Customer deposits	441,018	—	441,018
Taxes accrued	478,563	53,427	531,990
Interest accrued	239,518	22,317	261,835
Deferred fuel costs	98,924	—	98,924
Pension and other postretirement liabilities	40,688	12,845	53,533
Other	244,392	5,731	250,123
TOTAL	4,283,791	1,564,901	5,848,692

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	6,248,185	(1,184,662)	5,063,523
Accumulated deferred investment tax credits	204,839	—	204,839
Regulatory liability for income taxes - net	1,223,532	—	1,223,532
Other regulatory liabilities	2,667,648	—	2,667,648
Decommissioning and retirement cost liabilities	4,449,182	650	4,449,832
Accumulated provisions	523,758	272	524,030
Pension and other postretirement liabilities	788,606	128,375	916,981
Long-term debt	20,647,921	4,011,422	24,659,343
Other	1,364,063	(408,754)	955,309
TOTAL	38,117,734	2,547,303	40,665,037

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2023 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 279,653,929 shares in 2023	2,458,748	(2,455,951)	2,797
Paid-in capital	5,145,656	2,503,714	7,649,370
Retained earnings	14,670,427	(3,478,151)	11,192,276
Accumulated other comprehensive loss	41,846	(237,299)	(195,453)
Less - treasury stock, at cost (68,182,125 shares in 2023)	120,000	4,837,522	4,957,522
TOTAL COMMON SHAREHOLDERS' EQUITY	22,196,677	(8,505,209)	13,691,468
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	131,290	(3,750)	127,540
TOTAL	22,327,967	(8,508,959)	13,819,008

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$64,924,653	$(4,372,506)	$60,552,147

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$101,049	$1,758	$12,483	$115,290
Temporary cash investments	47,186	912	60,776	108,874
Total cash and cash equivalents	148,235	2,670	73,259	224,164
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	788,552	—	—	788,552
Allowance for doubtful accounts	(30,856)	—	—	(30,856)
Associated companies	7,991	(9,407)	1,416	—
Other	223,752	4	17,946	241,702
Accrued unbilled revenues	495,859	—	—	495,859
Total accounts receivable	1,485,298	(9,403)	19,362	1,495,257
Deferred fuel costs	710,401	—	—	710,401
Fuel inventory - at average cost	141,174	—	6,458	147,632
Materials and supplies - at average cost	1,179,344	—	3,964	1,183,308
Deferred nuclear refueling outage costs	143,653	—	—	143,653
Prepayments and other	190,942	(8,673)	8,342	190,611
TOTAL	3,999,047	(90,406)	186,385	4,095,026

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,176,229	(3,176,315)	86	—
Decommissioning trust funds	4,121,864	—	—	4,121,864
Non-utility property - at cost (less accumulated depreciation)	357,763	(16)	8,658	366,405
Storm reserve escrow account	401,955	—	—	401,955
Other	42,154	51,497	8,608	102,259
TOTAL	8,099,965	(3,124,834)	17,352	4,992,483

PROPERTY, PLANT, AND EQUIPMENT

Electric	64,435,141	5,313	206,457	64,646,911
Natural gas	691,970	—	—	691,970
Construction work in progress	1,843,160	352	659	1,844,171
Nuclear fuel	582,119	—	—	582,119
TOTAL PROPERTY, PLANT, AND EQUIPMENT	67,552,390	5,665	207,116	67,765,171
Less - accumulated depreciation and amortization	25,137,429	200	150,418	25,288,047
PROPERTY, PLANT, AND EQUIPMENT - NET	42,414,961	5,465	56,698	42,477,124

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,036,397	—	—	6,036,397
Deferred fuel costs	241,085	—	—	241,085
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	81,315	358	2,427	84,100
Other	152,374	10,903	128,527	291,804
TOTAL	6,885,270	11,261	134,027	7,030,558

TOTAL ASSETS	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$2,170,037	$—	$139,000	$2,309,037
Notes payable and commercial paper:
Other	—	827,621	—	827,621
Account payable:
Associated companies	42,681	(39,329)	(3,352)	—
Other	1,769,731	83	7,776	1,777,590
Customer deposits	424,723	—	—	424,723
Taxes accrued	407,244	2,887	13,960	424,091
Interest accrued	181,960	12,927	377	195,264
Pension and other postretirement liabilities	89,348	—	15,497	104,845
Sale-leaseback/depreciation regulatory liability	103,497	—	—	103,497
Other	195,983	1,915	4,881	202,779
TOTAL	5,385,204	806,104	178,139	6,369,447

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,923,987	(638,476)	(466,674)	4,818,837
Accumulated deferred investment tax credits	211,220	—	—	211,220
Regulatory liability for income taxes - net	1,258,276	—	—	1,258,276
Other regulatory liabilities	2,324,590	—	—	2,324,590
Decommissioning and retirement cost liabilities	4,270,916	—	615	4,271,531
Accumulated provisions	530,910	—	291	531,201
Pension and other postretirement liabilities	1,047,018	—	166,537	1,213,555
Long-term debt	19,466,346	4,157,166	—	23,623,512
Other	1,104,215	(459,639)	44,144	688,720
TOTAL	36,137,478	3,059,051	(255,087)	38,941,442

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 279,653,929 shares in 2022	2,458,748	(2,657,052)	201,101	2,797
Paid-in capital	3,694,509	(1,619,515)	5,557,901	7,632,895
Retained earnings	13,504,961	2,075,642	(5,078,562)	10,502,041
Accumulated other comprehensive loss	41,525	—	(233,279)	(191,754)
Less - treasury stock, at cost (68,477,429 shares in 2022)	120,000	4,858,994	—	4,978,994
TOTAL COMMON SHAREHOLDERS' EQUITY	19,579,743	(7,059,919)	447,161	12,966,985
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	101,657	(3,750)	—	97,907
TOTAL	19,681,400	(7,063,669)	447,161	13,064,892

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,526,935		$—	$3,526,935
Natural gas	32,305		—	32,305
Other	—		36,282	36,282
Total	3,559,240		36,282	3,595,522

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	693,258		14,233	707,491
Purchased power	292,283		17,093	309,376
Nuclear refueling outage expenses	39,057		—	39,057
Other operation and maintenance	743,289		8,474	751,763
Asset write-offs, impairments, and related charges	78,434		(40,356)	38,078
Decommissioning	52,324		12	52,336
Taxes other than income taxes	197,086		568	197,654
Depreciation and amortization	438,293		1,580	439,873
Other regulatory charges (credits) - net	(83,489)		—	(83,489)
Total	2,450,535	—	1,604	2,452,139

OPERATING INCOME	1,108,705		34,678	1,143,383

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,225		—	24,225
Interest and investment income	78,252		(75,690)	2,562
Miscellaneous - net	(25,927)		7,909	(18,018)
Total	76,550		(67,781)	8,769

INTEREST EXPENSE
Interest expense	214,723		50,211	264,934
Allowance for borrowed funds used during construction	(9,493)		—	(9,493)
Total	205,230		50,211	255,441

INCOME BEFORE INCOME TAXES	980,025		(83,314)	896,711

Income taxes	225,989		1,008	226,997

CONSOLIDATED NET INCOME	754,036		(84,322)	669,714

Preferred dividend requirements of subsidiaries and noncontrolling interests	2,460		499	2,959

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$751,576		$(84,821)	$666,755

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.55		($0.40)	$3.15
DILUTED	$3.54		($0.40)	$3.14

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				211,459,244
DILUTED				212,238,117
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended September 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,110,068	$(10)	$—	$4,110,058
Natural gas	46,548	—	—	46,548
Other	—	—	62,009	62,009
Total	4,156,616	(10)	62,009	4,218,615

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,337,209	(10)	29,612	1,366,811
Purchased power	390,588	10	24,468	415,066
Nuclear refueling outage expenses	39,707	—	—	39,707
Other operation and maintenance	775,971	7,228	9,946	793,145
Asset write-offs, impairments, and related charges (credits)	—	—	(143)	(143)
Decommissioning	49,253	—	10	49,263
Taxes other than income taxes	188,998	237	821	190,056
Depreciation and amortization	451,554	300	1,434	453,288
Other regulatory charges (credits) - net	(43,283)	—	—	(43,283)
Total	3,189,997	7,765	66,148	3,263,910

OPERATING INCOME	966,619	(7,775)	(4,139)	954,705

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	20,245	—	—	20,245
Interest and investment loss	55,807	(56,031)	3,190	2,966
Miscellaneous - net	(10,287)	(2,771)	2,596	(10,462)
Total	65,765	(58,802)	5,786	12,749

INTEREST EXPENSE
Interest expense	194,996	38,186	2,140	235,322
Allowance for borrowed funds used during construction	(7,862)	—	—	(7,862)
Total	187,134	38,186	2,140	227,460

INCOME BEFORE INCOME TAXES	845,250	(104,763)	(493)	739,994

Income taxes	178,088	(12,228)	18,252	184,112

CONSOLIDATED NET INCOME	667,162	(92,535)	(18,745)	555,882

Preferred dividend requirements of subsidiaries and noncontrolling interest	(5,206)	(48)	547	(4,707)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$672,368	$(92,487)	$(19,292)	$560,589

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.31	($0.45)	($0.10)	$2.76
DILUTED	$3.29	($0.45)	($0.10)	$2.74

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				203,445,773
DILUTED				204,578,013
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,195,588	$—	$9,195,588
Natural gas	130,389	—	130,389
Competitive businesses	—	96,630	96,630
Total	9,325,977	96,630	9,422,607

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,156,208	33,384	2,189,592
Purchased power	702,459	51,740	754,199
Nuclear refueling outage expenses	111,075	—	111,075
Other operation and maintenance	2,007,231	35,953	2,043,184
Asset write-offs, impairments, and related charges (credits)	78,434	(40,356)	38,078
Decommissioning	153,945	36	153,981
Taxes other than income taxes	564,286	2,383	566,669
Depreciation and amortization	1,358,049	4,679	1,362,728
Other regulatory charges (credits) - net	(158,317)	—	(158,317)
Total	6,973,370	87,819	7,061,189

OPERATING INCOME	2,352,607	8,811	2,361,418

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	72,238	—	72,238
Interest and investment income	301,763	(205,513)	96,250
Miscellaneous - net	(143,556)	22,542	(121,014)
Total	230,445	(182,971)	47,474

INTEREST EXPENSE
Interest expense	641,564	140,049	781,613
Allowance for borrowed funds used during construction	(29,565)	—	(29,565)
Total	611,999	140,049	752,048

INCOME BEFORE INCOME TAXES	1,971,053	(314,209)	1,656,844

Income taxes	304,352	(21,534)	282,818

CONSOLIDATED NET INCOME	1,666,701	(292,675)	1,374,026

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,595	1,497	5,092

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,663,106	$(294,172)	$1,368,934

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.87	($1.39)	$6.47
DILUTED	$7.84	($1.39)	$6.45

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			211,420,117
DILUTED			212,195,735
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Nine Months Ended September 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$10,024,124	$(35)	$—	$10,024,089
Natural gas	166,917	—	—	166,917
Competitive businesses	—	11	300,720	300,731
Total	10,191,041	(24)	300,720	10,491,737

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,605,211	(25)	80,508	2,685,694
Purchased power	1,191,495	25	63,798	1,255,318
Nuclear refueling outage expenses	101,211	—	18,414	119,625
Other operation and maintenance	2,130,232	25,801	93,641	2,249,674
Asset write-offs, impairments, and related charges (credits)	—	—	(163,464)	(163,464)
Decommissioning	145,937	—	28,234	174,171
Taxes other than income taxes	528,479	863	13,106	542,448
Depreciation and amortization	1,323,348	649	13,022	1,337,019
Other regulatory charges (credits) - net	689,355	—	—	689,355
Total	8,715,268	27,313	147,259	8,889,840

OPERATING INCOME	1,475,773	(27,337)	153,461	1,601,897

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	49,685	—	—	49,685
Interest and investment loss	52,627	(132,477)	(38,152)	(118,002)
Miscellaneous - net	28,155	(8,036)	12,601	32,720
Total	130,467	(140,513)	(25,551)	(35,597)

INTEREST EXPENSE
Interest expense	576,341	113,148	5,069	694,558
Allowance for borrowed funds used during construction	(18,710)	—	—	(18,710)
Total	557,631	113,148	5,069	675,848

INCOME BEFORE INCOME TAXES	1,048,609	(280,998)	122,841	890,452

Income taxes	(118,257)	(37,117)	46,340	(109,034)

CONSOLIDATED NET INCOME	1,166,866	(243,881)	76,501	999,486

Preferred dividend requirements of subsidiaries and noncontrolling interest	1,297	(144)	1,641	2,794

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,165,569	$(243,737)	$74,860	$996,692

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.73	($1.20)	$0.37	$4.90
DILUTED	$5.70	($1.19)	$0.37	$4.88

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				203,259,373
DILUTED				204,357,916
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,358,348	$(3)	$12,358,345
Natural gas	197,391	—	197,391
Other	—	139,371	139,371
Total	12,555,739	139,368	12,695,107

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,185,391	51,357	3,236,748
Purchased power	989,084	71,341	1,060,425
Nuclear refueling outage expenses	147,482	—	147,482
Other operation and maintenance	2,776,758	55,212	2,831,970
Asset write-offs, impairments, and related charges (credits)	78,434	(40,356)	38,078
Decommissioning	203,838	47	203,885
Taxes other than income taxes	752,367	5,393	757,760
Depreciation and amortization	1,780,523	6,210	1,786,733
Other regulatory charges (credits) - net	(178,269)	—	(178,269)
Total	9,735,608	149,204	9,884,812

OPERATING INCOME	2,820,131	(9,836)	2,810,295

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	95,385	—	95,385
Interest and investment income	395,103	(256,432)	138,671
Miscellaneous - net	(219,315)	(12,048)	(231,363)
Total	271,173	(268,480)	2,693

INTEREST EXPENSE
Interest expense	843,222	183,894	1,027,116
Allowance for borrowed funds used during construction	(38,679)	—	(38,679)
Total	804,543	183,894	988,437

INCOME BEFORE INCOME TAXES	2,286,761	(462,210)	1,824,551

Income taxes	388,345	(35,472)	352,873

CONSOLIDATED NET INCOME	1,898,416	(426,738)	1,471,678

Preferred dividend requirements of subsidiaries and noncontrolling interests	(5,726)	1,996	(3,730)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,904,142	$(428,734)	$1,475,408

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$8.97	($2.02)	$6.95
DILUTED	$8.94	($2.01)	$6.92

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			212,226,396
DILUTED			213,079,304
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended September 30, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$12,558,367	$(47)	$—	$12,558,320
Natural gas	216,107	—	—	216,107
Other	—	32	439,734	439,766
Total	12,774,474	(15)	439,734	13,214,193

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,178,599	(26)	100,202	3,278,775
Purchased power	1,504,546	26	78,985	1,583,557
Nuclear refueling outage expenses	131,796	—	29,718	161,514
Other operation and maintenance	2,849,709	33,123	146,965	3,029,797
Asset write-offs, impairments and related charges	—	—	(245,065)	(245,065)
Decommissioning	193,398	—	41,978	235,376
Taxes other than income taxes	691,453	559	15,766	707,778
Depreciation and amortization	1,740,410	1,345	21,740	1,763,495
Other regulatory charges (credits) - net	755,519	—	—	755,519
Total	11,045,430	35,027	190,289	11,270,746

OPERATING INCOME	1,729,044	(35,042)	249,445	1,943,447

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	71,528	—	—	71,528
Interest and investment income	207,868	(165,218)	(19,943)	22,707
Miscellaneous - net	(29,981)	(10,512)	12,006	(28,487)
Total	249,415	(175,730)	(7,937)	65,748

INTEREST EXPENSE
Interest expense	760,294	148,158	6,978	915,430
Allowance for borrowed funds used during construction	(27,639)	—	—	(27,639)
Total	732,655	148,158	6,978	887,791

INCOME BEFORE INCOME TAXES	1,245,804	(358,930)	234,530	1,121,404

Income taxes	(144,615)	(47,111)	68,258	(123,468)

CONSOLIDATED NET INCOME	1,390,419	(311,819)	166,272	1,244,872

Preferred dividend requirements of subsidiaries and noncontrolling interest	(12,734)	(172)	2,188	(10,718)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,403,153	$(311,647)	$164,084	$1,255,590

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.92	($1.54)	$0.81	$6.19
DILUTED	$6.88	($1.53)	$0.81	$6.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				202,813,697
DILUTED				203,901,896
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended September 30, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$669,714	$555,882	$113,832
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	551,697	553,802	(2,105)
Deferred income taxes, investment tax credits, and non-current taxes accrued	213,708	197,467	16,241
Asset write-offs, impairments, and related charges (credits)	38,078	(143)	38,221
Changes in working capital:
Receivables	(282,742)	(144,273)	(138,469)
Fuel inventory	8,892	3,052	5,840
Accounts payable	(36,444)	(102,702)	66,258
Taxes accrued	132,979	89,974	43,005
Interest accrued	59,764	50,308	9,456
Deferred fuel costs	56,830	(154,139)	210,969
Other working capital accounts	11,677	12,176	(499)
Changes in provisions for estimated losses	9,393	1,855	7,538
Changes in regulatory assets	23,913	(137,099)	161,012
Changes in other regulatory liabilities	(103,241)	(132,103)	28,862
Changes in pension and other postretirement liabilities	(219,507)	(90,459)	(129,048)
Other	270,310	289,880	(19,570)
Net cash flow provided by operating activities	1,405,021	993,478	411,543
INVESTING ACTIVITIES
Construction/capital expenditures	(1,062,152)	(1,132,525)	70,373
Allowance for equity funds used during construction	24,225	20,245	3,980
Nuclear fuel purchases	(66,515)	(10,776)	(55,739)
Payment for purchase of assets	—	(1,044)	1,044
Insurance proceeds received for property damages	13,309	—	13,309
Changes in securitization account	(12,642)	887	(13,529)
Payments to storm reserve escrow account	(5,240)	(1,279)	(3,961)
Receipts from storm reserve escrow account	—	60	(60)
Decrease (increase) in other investments	(5,260)	2,819	(8,079)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	5,722	—	5,722
Proceeds from nuclear decommissioning trust fund sales	370,755	277,801	92,954
Investment in nuclear decommissioning trust funds	(395,833)	(301,173)	(94,660)
Net cash flow used in investing activities	(1,133,631)	(1,144,985)	11,354
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,115,351	1,465,632	(350,281)
Treasury stock	1,106	4,850	(3,744)
Retirement of long-term debt	(1,110,234)	(705,219)	(405,015)
Changes in credit borrowings and commercial paper - net	242,719	(11,239)	253,958
Other	35,937	31,136	4,801
Dividends paid:
Common stock	(226,257)	(205,471)	(20,786)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	54,042	575,109	(521,067)
Net increase in cash and cash equivalents	325,432	423,602	(98,170)
Cash and cash equivalents at beginning of period	1,194,342	579,889	614,453
Cash and cash equivalents at end of period	$1,519,774	$1,003,491	$516,283

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$195,030	$176,545	$18,485
Income taxes	$4,060	$73	$3,987

Entergy Corporation
Consolidated Cash Flow Statement
Nine Months Ended September 30, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,374,026	$999,486	$374,540
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,668,540	1,667,756	784
Deferred income taxes, investment tax credits, and non-current taxes accrued	257,210	(76,672)	333,882
Asset write-offs, impairments, and related charges (credits)	38,078	(163,464)	201,542
Changes in working capital:
Receivables	(217,483)	(368,772)	151,289
Fuel inventory	(34,601)	19,433	(54,034)
Accounts payable	(304,264)	(59,787)	(244,477)
Taxes accrued	107,899	89,554	18,345
Interest accrued	66,571	38,361	28,210
Deferred fuel costs	620,440	(821,386)	1,441,826
Other working capital accounts	(137,061)	(124,677)	(12,384)
Changes in provisions for estimated losses	(7,171)	297,842	(305,013)
Changes in regulatory assets	415,101	587,128	(172,027)
Changes in other regulatory liabilities	204,817	(116,315)	321,132
Effect of securitization on regulatory asset	(491,150)	(1,036,955)	545,805
Changes in pension and other postretirement liabilities	(347,886)	(258,141)	(89,745)
Other	17,927	1,136,050	(1,118,123)
Net cash flow provided by operating activities	3,230,993	1,809,441	1,421,552
INVESTING ACTIVITIES
Construction/capital expenditures	(3,373,617)	(3,853,121)	479,504
Allowance for equity funds used during construction	72,238	49,685	22,553
Nuclear fuel purchases	(201,213)	(125,619)	(75,594)
Payment for purchase of assets	(30,433)	(106,193)	75,760
Net proceeds (payments) from sale of assets	11,000	(7,082)	18,082
Insurance proceeds received for property damages	19,493	—	19,493
Litigation proceeds from settlement agreement	—	9,829	(9,829)
Changes in securitization account	(4,839)	1,224	(6,063)
Payments to storm reserve escrow account	(14,320)	(1,291,593)	1,277,273
Receipts from storm reserve escrow account	—	1,000,278	(1,000,278)
Increase in other investments	(4,998)	(33,238)	28,240
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	23,655	32,367	(8,712)
Proceeds from nuclear decommissioning trust fund sales	806,658	1,377,304	(570,646)
Investment in nuclear decommissioning trust funds	(882,686)	(1,422,808)	540,122
Net cash flow used in investing activities	(3,579,062)	(4,368,967)	789,905
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,605,237	5,316,693	(1,711,456)
Treasury stock	5,184	31,802	(26,618)
Retirement of long-term debt	(3,384,007)	(4,998,642)	1,614,635
Changes in credit borrowings and commercial paper - net	523,484	185,455	338,029
Capital contributions from noncontrolling interests	25,708	9,595	16,113
Proceeds from trust related to securitization	1,457,676	3,163,572	(1,705,896)
Other	102,835	41,659	61,176
Dividends paid:
Common stock	(678,699)	(615,937)	(62,762)
Preferred stock	(13,739)	(13,739)	—
Net cash flow provided by financing activities	1,643,679	3,120,458	(1,476,779)
Net increase in cash and cash equivalents	1,295,610	560,932	734,678
Cash and cash equivalents at beginning of period	224,164	442,559	(218,395)
Cash and cash equivalents at end of period	$1,519,774	$1,003,491	$516,283

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$685,231	$631,211	$54,020
Income taxes	$35,291	$(7,412)	$42,703

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,471,678	$1,244,872	$226,806
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,191,155	2,214,377	(23,222)
Deferred income taxes, investment tax credits, and non-current taxes accrued	286,728	(108,146)	394,874
Asset write-offs, impairments, and related charges (credits)	38,078	(245,065)	283,143
Changes in working capital:
Receivables	(5,978)	(208,319)	202,341
Fuel inventory	(47,091)	(9,159)	(37,932)
Accounts payable	(346,490)	(152,519)	(193,971)
Taxes accrued	22,608	48,760	(26,152)
Interest accrued	32,323	(1,592)	33,915
Deferred fuel costs	1,048,080	(930,603)	1,978,683
Other working capital accounts	(169,619)	(83,769)	(85,850)
Changes in provisions for estimated losses	69,066	284,706	(215,640)
Changes in regulatory assets	404,832	681,593	(276,761)
Changes in other regulatory liabilities	54,573	(189,985)	244,558
Effect of securitization on regulatory asset	(395,230)	(1,036,955)	641,725
Changes in pension and other postretirement liabilities	(789,006)	(733,280)	(55,726)
Other	141,335	1,324,255	(1,182,920)
Net cash flow provided by operating activities	4,007,042	2,099,171	1,907,871
INVESTING ACTIVITIES
Construction/capital expenditures	(4,585,622)	(6,014,785)	1,429,163
Allowance for equity funds used during construction	95,385	71,529	23,856
Nuclear fuel purchases	(299,207)	(164,525)	(134,682)
Payment for purchase of assets	(30,433)	(237,963)	207,530
Net proceeds (payments) from sale of assets	16,887	(7,082)	23,969
Insurance proceeds received for property damages	19,493	—	19,493
Litigation proceeds from settlement agreement	—	9,829	(9,829)
Changes in securitization account	9,451	1,031	8,420
Payments to storm reserve escrow account	(216,775)	(1,291,595)	1,074,820
Receipts from storm reserve escrow account	125,001	1,000,278	(875,277)
Decrease (increase) in other investments	24,912	(35,134)	60,046
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	23,655	32,367	(8,712)
Proceeds from nuclear decommissioning trust fund sales	1,066,040	2,455,791	(1,389,751)
Investment in nuclear decommissioning trust funds	(1,168,779)	(2,506,009)	1,337,230
Net cash flow used in investing activities	(4,919,992)	(6,686,268)	1,766,276
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,308,379	7,355,968	(3,047,589)
Treasury stock	5,424	32,166	(26,742)
Common stock	852,555	173,959	678,596
Retirement of long-term debt	(4,381,268)	(5,779,678)	1,398,410
Changes in credit borrowings and commercial paper - net	(35,527)	380,311	(415,838)
Capital contributions from noncontrolling interests	40,815	60,797	(19,982)
Proceeds received by storm trust related to securitization	1,457,676	3,163,572	(1,705,896)
Other	103,937	40,704	63,233
Dividends paid:
Common stock	(904,439)	(818,928)	(85,511)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	1,429,233	4,590,552	(3,161,319)
Net increase in cash and cash equivalents	516,283	3,455	512,828
Cash and cash equivalents at beginning of period	1,003,491	1,000,036	3,455
Cash and cash equivalents at end of period	$1,519,774	$1,003,491	$516,283

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$955,904	$883,858	$72,046
Income taxes	$71,057	$61,511	$9,546